Exhibit 99.1

BioNeutral Group Appoints Mr. Mark Lowenthal as Chief Executive and President

NEWARK, NJ, July 9, 2012 — BioNeutral Group Inc, (OTC Bulletin Board: BONU - News), a specialty life science technology-based company, today announced that Mr. Mark Lowenthal has agreed to serve as BioNeutral’s President and Chief Executive Officer, effective July 2, 2012.

Mr. Lowenthal currently serves as a member of the Operation Executive Board of AUA Equity Partners, LLC a position he has held since 2010.  He previously served as President of Revlon Europe, Asia and the Middle East from 1995 to 1999 where he was responsible for planning and implementing a major restructuring of the company’s business, including shifting from an individual country management approach to an integrated global approach.  In addition, Mr. Lowenthal previously served as the President and General Manager of Almay, Inc. and as the Vice-President of Marketing of International Playtex, Inc.  Mr. Lowenthal received his BA from the University of Buffalo where he majored in History and received an MBA from New York University.

Andrew Kielbania, BioNeutral’s former interim CEO, commented, “Mark will make a wonderful addition to the Company’s management team.  He has a proven record of building sales and value to companies.  At the same time, his appointment will allow me to focus my energies on the science side of our business.”

Mr. Lowenthal stated “I am excited to begin my executive efforts on behalf of BioNeutral.  I believe that the Company is in an excellent position to begin commercialization of its products.”

About BioNeutral Group, Inc.

Headquartered in Morristown, New Jersey with lab facilities at the New Jersey Institute of Technology in Newark, BioNeutral Group, Inc., is a specialty technology-based life-science company which has developed a technology platform that neutralizes harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses, mold, fungi and spores. BioNeutral's products, Ygiene™® and Ogiene™®, kill germs and clean surfaces with a dramatic increase in speed and power over their rivals in the marketplace.  BioNeutral's proprietary platform technology has been proven effective in surface, water and airborne applications. Its antimicrobial line of products under the Ygiene™® brand have been approved by the EPA for sale in the United States and has previously been approved for sale in Germany and it is also permitted to be sold in the UK, France and Sweden.  AutoNeutral is a Registered trademark of BioNeutral Group, Inc.  For more information on BioNeutral, including a listing of company products, leadership and background please visit www.bioneutral.com.

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This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those described in the Company's filings with the Securities and Exchange Commission. BioNeutral routinely tests its formulations against those of its competitors. The results are published to let shareholders know how the Company's technology compares with known formulations in the market place. Any product claim for antimicrobial activity requires approval from the EPA or FDA, depending upon where and how the formulations are used. The EPA has approved and registered the Company's data and findings specific to Ygiene-206. BioNeutral's antimicrobial formulations will be marketed under the brand name Ygiene™® and are available for sale in the United States.

Contact:

INVESTOR RELATIONS:
Jeff Ramson
ProActive Capital Resources Group, LLC
646-863-6341

FOR THE COMPANY:

Mark Lowenthal, President & CEO
BioNeutral Group, Inc.
55 Madison Avenue, Suite 40
Morristown, NJ 07960
Phone: 973.285.3373
Email: contact@bioneutral.com